CONVENTIONAL LOAN DOCUMENT
(Promissory Note)\

($140,758.00) October 7, 2005

FOR VALUE RECEIVED the undersigned, Garb-Oil & Power Corporation, a Utah Corporation hereby promises to pay to the order of:

RODARIC GROUP, LLC
712 Arrowhead Lane
Murray, UT 84107

Frank J. Gillen
2055 E. 6425 South
Salt Lake City, UT 84121

or assigns, in lawful money of the United States of America, the principal sum of:

140,798

One Hundred Thirty Eight Thousand Eight Hundred Fifty (~~$138,850.00~~) Dollars, plus Interest at 18% Per Annum as outlined below, Note Secured by Garb-Oil & Power Corporation shares Certificate number 6721 in the amount of 1,000,000 shares and Certificate number 6701 in the amount of 684,919 Shares for a total of 1,684,919 Shares. Certificates will be held by Lenders until loan is paid or defaulted. In the unlikely event of default Garb-Oil hereby agrees that it will immediately transfer the aforementioned shares into the names of Lenders, or any other entity chosen by Lenders, in the amounts and Certificates directed by Lenders. Lenders agree that if default occurs Borrower shall have the right, for a four month period from date of default, to sell the aforementioned shares to a buyer or buyers chosen by Borrower. Proceeds from the sale will be used to pay the Principal and interest of the loan to and including the date of sale. Any excess proceeds from the sale of shares will inure to the benefit of Borrower and it's interest. Borrower agrees that if sale of shares result in a deficit amount of the principal and interest of the note Borrower shall be responsible for the difference to Lender.

Should any Legal Action be necessary all Parties signatory to this note agree that the prevailing party shall be held harmless for any costs and/or Legal fees to the action.

Lenders agree herewith that they will keep the aforementioned Certificates in a safe place and assume responsibility for the safe keeping of such shares.

Upon payment of Loans, as agreed by borrower, said Certificates will be returned to Garb-Oil in the same form and condition as when received by Lenders.

On or before January 7,2006 Borrower agrees to pay the Principal of $129,327.00 plus Interest at the rate of 18% Per Annum beginning at the date shown above to Lee Jackson.

On or before January 7 2006, Borrower agrees to pay the Principal of $11,431.00 Plus Interest at the rate of 18% Per Annum to Frank Gillen.

No waiver by Lender or any participant of any rights or remedies under this note shall be considered a waiver of any other subsequent right or remedy.

The occurrence of any of the following events shall constitute an Event of Default under this note: (a) the undersigned shall fail to make any payment of principal due hereunder for more than five business days after the due date thereof, or shall fail to make any payment of interest due hereunder for more than thirty days after the due date thereof, (b) the undersigned shall commence any case or proceeding seeking to have an order for relief entered on its behalf as debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or the undersigned shall apply for a receiver, custodian or trustee (other than any trustee appointed as a mortgagee or secured party in connection with the issuance of indebtedness for borrowed money of the undersigned) of it or for all or a substantial part of its

property; or the undersigned shall make a general assignment for the benefit of creditors; or the undersigned shall take any corporate action in furtherance of any of the foregoing; or (c) an involuntary case or other proceeding shall be commenced against the undersigned with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or any substantial part of its property, and such case or proceeding (i) results in the entry of an order for relief or a similar order against it or (ii) shall continue unstayed and in effect for a period of 90 consecutive days.

The substantive laws of the State of Utah shall govern the validity, construction, enforcement and interpretation of this note.

In the event of a dispute involving this note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the City of Salt Lake City and State of Utah.

This Document Supercedes and Replaces all Notes, Agreements and/or Understandings of any type or kind between the Parties.

Rodarie Group LLC

Lee Jackson

Lee Jackson

Frank J. Gillen

John C. Brewer

John C. Brewer
President